                                                                    Exhibit 11.1
                                                                        (1 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                 Three Months Ended June 30,
                                                                          2000                                1999
                                                            --------------------------------     -------------------------------
                                                                 Basic           Diluted              Basic           Diluted
                                                                -------         ---------            -------         ---------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased and Options Exercised During
         the Period:

            Stock, net                                           7,012,887        7,012,887           7,803,087       7,803,087
            Options exercised (weighted)                                                                  2,475           2,475
            Purchase of treasury stock (weighted)                 (146,530)        (146,530)            (16,626)        (16,626)
                                                                ----------       ----------          ----------      ----------
                                                                 6,866,357        6,866,357           7,788,936       7,788,936

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                                  110,857                             142,218
                                                                ----------       -----------         ----------      ----------

III.  Weighted Average Shares and Equivalent Shares              6,866,351        6,977,214           7,788,936       7,931,154
                                                                ==========       ==========          ==========      ==========

 IV.  Net Income Loss                                           $    1,024       $    1,024          $      900      $      900
                                                                ==========       ==========          ==========      ==========

  V.  Net Income Per Share                                      $      .15       $      .15          $      .12      $      .11
                                                                ==========       ==========          ==========      ==========


                                                                    Exhibit 11.1
                                                                        (2 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                  Nine Months Ended June 30,
                                                                          2000                                1999
                                                            --------------------------------     -------------------------------
                                                                 Basic           Diluted              Basic           Diluted
                                                                -------         ---------            -------         ---------

  I.  Shares Outstanding, Net of Treasury
         Stock Purchased and Options Exercised
         During the Period:

            Stock, net                                           7,639,287        7,639,287           8,822,187       8,822,187
            Options exercised (weighted)                                                                    825             825
            Purchase of treasury stock (weighted)                 (638,240)        (638,240)           (455,496)       (455,496)
                                                                ----------       ----------          ----------      ----------
                                                                 7,001,047        7,001,047           8,367,516       8,367,516

 II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                                  143,321                             148,875
                                                                ----------       ----------          ----------      ----------

III.  Weighted Average Shares and Equivalent Shares              7,001,047        7,144,368           8,367,516       8,516,391
                                                                ==========       ==========          ==========      ==========

 IV.  Net Income                                                $    1,006       $    1,006          $    7,349      $    7,349
                                                                ==========       ==========          ==========      ==========

  V.  Net Income Per Share                                      $      .14       $      .14          $      .88      $      .86
                                                                ==========       ==========          ==========      ==========